UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2007

Red Hat, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-26281	06-1364380
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1801 Varsity Drive Raleigh, North Carolina	27606
(Address of principal executive offices)	(Zip Code)

(919) 754-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Executive Officer

Effective January 1, 2008, Matthew Szulik, the President, Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (the “Board”) of Red Hat, Inc. (the “Company”) will resign his positions as President and CEO of the Company. Mr. Szulik will continue to serve as the Chairman of the Board.

(c)	Appointment of Executive Officer

Effective as of January 1, 2008, James M. Whitehurst will become the President and CEO of the Company. Mr. Whitehurst previously served as the Chief Operating Officer of Delta Air Lines, Inc. (“Delta”) from July 2005 to August 2007. Prior to that time, Mr. Whitehurst served as the Senior Vice President and Chief Network and Planning Officer of Delta from 2004 - July 2005; and Senior Vice President — Finance, Treasury & Business Development of Delta from 2002 – 2004. Mr. Whitehurst is 40 years of age.

Mr. Whitehurst and the Company entered into an Executive Employment Agreement, dated as of December 19, 2007 (the “Employment Agreement”), pursuant to which Mr. Whitehurst will receive an initial base salary of $700,000 per annum and be eligible to receive an annual incentive bonus in an amount equal to 100% of his base salary in effect at the beginning of such fiscal year and may receive up to 200% of his base salary, as determined in the sole discretion of the Compensation Committee of the Board. The Company has also agreed to pay up to $150,000 in the aggregate for Mr. Whitehurst’s reasonable relocation expenses incurred in his move from the Atlanta, Georgia area and a tax gross-up related to the taxable portion of any reimbursement of these relocation expenses. If Mr. Whitehurst is unable to sell his current principal residence in Atlanta, Georgia, within a commercially reasonable period of time, then the Company will provide Mr. Whitehurst with an additional $150,000.

Within 10 days of the time that Mr. Whitehurst begins serving as the President and CEO, the Employment Agreement provides that he will be granted options to purchase 500,000 shares of the Company’s common stock and 175,000 shares of restricted stock under the Company’s 2004 Long-Term Incentive Plan (the “Stock Plan”). The options will have a per share exercise price equal to 100% of the closing price of the Company’s common stock as traded on the New York Stock Exchange on the date of grant, shall vest in equal amounts on an annual basis over a four year period following the date of grant, and, with limited exceptions, will contain the same terms and conditions as the Company’s standard form of non-qualified stock option agreement adopted for use under the Stock Plan. The restricted stock granted to Mr. Whitehurst will vest in equal amounts on an annual basis over a four year period following the date of grant and, with limited exceptions, will contain the same terms and conditions as the Company’s standard form of restricted stock agreement adopted for use under the Stock Plan. The Compensation Committee will consider the grant of additional compensatory stock awards to Mr. Whitehurst no less frequently than annually.

If Mr. Whitehurst’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if Mr. Whitehurst resigns for Good Reason (as defined in the Employment Agreement), subject to the Company receiving a valid release of claims and Mr. Whitehurst’s compliance with certain restrictive covenants, Mr. Whitehurst will be entitled to receive (1) 150% of his then current annualized base salary, (2) a prorated portion of his current target bonus, and (3) health care coverage paid by the Company for himself and his beneficiaries for a period of no longer than 18 months following his termination. In addition, any portion of a prior stock award that is outstanding but unvested and which would otherwise have vested during the subsequent 18 months, will immediately vest. Mr. Whitehurst’s right to exercise any outstanding stock options will end on the earlier of the first anniversary of his termination or the expiration of the option’s maximum term.

Alternatively, if (a) Mr. Whitehurst’s employment is terminated by the Company without Cause either within 3 months prior to or upon or within 24 months following a Change in Control (as such terms are defined in the Employment Agreement), or (b) Mr. Whitehurst terminates his employment for Good Reason upon or within 24 months following the occurrence of a Change in Control (as such terms are defined in the Employment Agreement), subject to the Company receiving a valid release of claims, he will be entitled to receive (1) 200% of his then current annualized base salary, (2) 200% of his then current target bonus, (3) a prorated portion of his then current target bonus, (4) health care coverage paid by the Company for himself and his beneficiaries for a period of no longer than 24 months following his termination, and (5) term life insurance in the same amount of death benefit protection that he enjoyed under Company-provided life insurance coverage on the date of his termination of employment paid by the Company for a period of 24 months following his termination. In addition, any portion of a prior stock award previously granted to Mr. Whitehurst will immediately vest. If any amounts payable under the Employment Agreement or any other amounts in the nature of compensation, result in the imposition of the “golden parachute” excise tax, Mr. Szulik will receive a tax gross-up payment to offset the tax liabilities created by the excise tax.

Alternatively, if (a) Mr. Whitehurst’s employment is terminated by the Company for Cause or (b) Mr. Whitehurst resigns without Good Reason, he will be entitled to payment of his base salary through the date his employment is terminated.

(d)	Election of Director

On December 19, 2007, Mr. Whitehurst was elected to the Board as a Class III director of the Company, with his service as a director commencing at the time that Mr. Whitehurst begins his employment as the President and CEO of the Company. Pursuant to the terms of Mr. Whitehurst’s Employment Agreement, the Board will nominate him to the Board for so long as he remains President and Chief Executive Officer of the Company and, if elected, Mr. Whitehurst will serve in such capacity without additional consideration.

(e)	Entry into Material Agreement with a Named Executive Officer

See description in response to Item 5.02(c) above.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED HAT, INC.

Date: December 20, 2007	By:	/s/ Michael R. Cunningham
	Name:	Michael R. Cunningham
	Title:	General Counsel